Exhibit 99.3

EXTENDED STAY AMERICA ANNOUNCES DISTRIBUTIONS

FOR SECOND QUARTER 2015

- Distribution of $0.17 per Paired Share-

CHARLOTTE, N.C. – July 30, 2015 (BUSINESS WIRE) — Extended Stay America, Inc.’s (NYSE:STAY) subsidiary, ESH Hospitality, Inc., today announced that its Board of Directors has declared a cash distribution of $0.15 per share for the second quarter of 2015, payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders. Additionally, the Board of Directors of Extended Stay America, Inc. has declared a cash distribution of $0.02 per share for the second quarter of 2015, payable to Extended Stay America, Inc.’s common shareholders. These distributions, which total to $0.17 per Paired Share, will be payable on August 27, 2015 to shareholders of record as of August 13, 2015.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the combined annual report on Form 10-K of Extended Stay America, Inc. and ESH Hospitality, Inc. (collectively, the “Company”) filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs over 9,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts

Investors:

Rob Ballew

(980) 345-1546

investorrelations@extendedstay.com